Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month and Twelve-Month Periods Ended December 31, 2011

HUNTERSVILLE, NC, March 8, 2012 - Lime Energy Co. (NASDAQ: LIME), a leading provider of clean energy solutions, today announced its results for the three and twelve month periods ended December 31, 2011.  “Our businesses focused on the utility, public sector and federal markets performed very well during 2011, increasing their combined revenue by 42% and expanding their gross profit margins,” commented John O’Rourke, Lime Energy’s President and CEO.  “This was masked however, by the poor performance of our C&I business and the associated restructuring charge and asset impairment we took during the year.  Our C&I market saw its revenue decline over 27% and its gross margin shrank by 35% as large customers, particularly banks, continued to hold back on significant expenditures due to uncertainty regarding the outlook for their businesses.  The restructuring we implemented in 2011 was undertaken to address the slowdown in the C&I market and we feel confident that we have dramatically reduced the costs associated with this market and our dependence on this market as a major source of revenue going forward.  We have not abandoned this market, but we have realigned our costs so that we can be profitable at a much lower revenue level.  When this market comes back, as we anticipate it will, we will be better positioned to grow with it without taking significant risk regarding the timing of the recovery.  In contrast to our expectations regarding the C&I market, we expect continued growth in revenue and profitability from our other businesses in 2012.”

Results for the three-month period ended December 31, 2011

•                  Revenue increased $6.3 million, or 16.5%, to $44.7 million from $38.3 million for the fourth quarter of 2010.

•                  Gross profit increased $232 thousand, or 2.6%, to $9.3 million from $9.0 million earned during the fourth quarter of 2010.

•                  Selling, general & administrative expense increased $810 thousand, or 11.4%, to $7.9 million from $7.1 million in the year-earlier period.

•                  Operating income declined $6.5 million to a loss of $4.7 million from income $1.8 million in 2010.  The 2011 fourth quarter included a $5.8 million impairment loss related to the write-down of the goodwill resulting from acquisitions associated with the C&I market.

•                  Net loss increased $6.6 million, to $4.7 million from net income of $1.9 million for the fourth quarter of 2010.

•                  Basic and diluted loss per common share of $0.20 per share versus income of $0.08 per share for the fourth quarter of 2010.  The impairment loss contributed $0.25 per share to the basic and diluted loss per share during the fourth quarter of 2011.

•                  Adjusted EBITDA* declined $156 thousand, or 6.7%, to $2.2 million from $2.3 million for the fourth quarter of 2010.

Results for the twelve-month period ended December 31, 2011

•                  Revenue increased $24.4 million, or 25.5%, to $120.1 million from $95.7 million for 2010.

•                  Gross profit increased $3.4 million, or 16%, to $24.4 million, from $21.1 million in 2010.

•                  Selling, general & administrative expense increased $2.4 million, or 9.2%, to $28.3 million from $25.9 million in 2010.

•                  The operating loss increased $6.2 million to $11.6 million from $5.4 million in 2010.  The 2011 results include a $1.3 million restructuring charge and $5.8 million impairment loss related to the write-down of the goodwill resulting from acquisitions associated with the C&I market.

•                  The net loss increased $6.3 million, or 121%, to $11.6 million from $5.2 million in 2010.

•                  Basic and diluted loss per common share of $0.49 per share versus a loss of $0.22 per share for 2010.  The restructuring charge and impairment loss contributed $0.30 to the 2011 basic and diluted loss per share.

•                  Adjusted EBITDA* loss declined $1.6 million, or 52.0%, to $1.4 million from $3.0 million in 2010.

*     Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Fourth Quarter Business Highlights

•                  The Zemel Road landfill-gas to electricity facility was completed and began selling its output in October 2011.

•                  The Zemel Road facility was recognized as the project of the year by the U.S. Environmental Protection Agency’s Landfill Method Outreach Program for its innovations in clean energy.

•                  Awarded a contract by NSTAR Electric & Gas to provide comprehensive electric and gas energy efficiency upgrades to small and mid-size businesses in Newton, Dedham, Needham and Westwood, Massachusetts

•                  Completed design and installation of 90 electric vehicle charging stations to charge delivery vehicles for a Fortune 500 food manufacturer.

•                  Recognized as a Leader in Clean Energy by Consolidated Edison’s Green Team

•                  Awarded a contract to complete building systems inventory and energy auditing services on behalf of the USAR 99th RSC and 63rd RSC buildings through the U.S. Department of Justice, Federal Prison Industries, Inc.  (UNICOR)

Financial Outlook

We currently have about $234 million in backlog, of which we expect $116 million to convert to revenue during 2012.  We define backlog as projects which we have under formal binding contract or projects which have either been awarded to Lime or our ESCO customers.  We currently expect our total revenue for 2012 to be between $143 million and $152 million with adjusted EBITDA of between $4 million and $5 million.  We expect our first quarter revenue to be between $17 million and $20 million.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, $ Thousands)

	Three Months Ended
	December 31		Change
	2011	2010	$	%

Revenue	$44,652	$38,320	$6,332	16.5%
Cost of sales	35,385	29,285	6,100	20.8%
Gross profit	9,267	9,035	232	2.6%

Selling, general and administrative	7,905	7,095	810	11.4%
Amortization of intangibles	176	116	60	51.7%
Impairment loss	5,846	—	5,846	—
Operating income	(4,660)	1,824	(6,484)	-355.5%

Total other (expense) income	(48)	43	(91)	-211.6%

Net Income	$(4,708)	$1,867	$(6,575)	-352.2%

Adjusted EBITDA	$2,162	$2,318	$(156)	-6.7%

Basic Income (Loss) Per Common Share	$(0.20)	$0.08

Diluted Income (Loss) Per Common Share	$(0.20)	$0.08

Weighted Average Common Shares Outstanding - Basic	23,843	23,645

Weighted Average Common Shares Outstanding - Diluted	23,843	23,693

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited, $ Thousands)

	Twelve Months Ended
	December 31		Change
	2011	2010	$	%

Revenue	$120,083	$95,718	$24,365	25.5%
Cost of sales	95,657	74,657	21,000	28.1%
Gross profit	24,426	21,061	3,365	16.0%

Selling, general and administrative	28,255	25,883	2,372	9.2%
Amortization of intangibles	635	589	46	7.8%
Restructuring charge	1,281	—	1,281	0.0%
Impairment loss	5,846	—	5,846	—
Operating loss	(11,591)	(5,411)	(6,180)	114.2%

Total other income	12	172	(160)	-93.0%

Net Loss	$(11,579)	$(5,239)	$(6,340)	121.0%

Adjusted EBITDA	$(1,435)	$(2,991)	$1,556	-52.0%

Basic and Diluted Loss Per Common Share	$(0.49)	$(0.22)

Weighted Average Common Shares Outstanding	23,824	23,622

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31		Decmber 31
	2011	2010	2011	2010

Net Income (Loss)	$(4,708)	$1,867	(11,579)	(5,239)

Depreciation and amortization	399	248	1,325	1,095
Interest expense (income), net	48	(43)	(12)	(172)

EBITDA	(4,261)	2,072	(10,266)	(4,316)

Share based compensation	577	246	2,191	1,325
Restructuring charge (1)	—	—	794	—
Impairment loss	5,846	—	5,846	—

Adjusted EBITDA	$2,162	$2,318	$(1,435)	$(2,991)

(1) Excludes share-based compensation expense

About Lime Energy Co.

Lime Energy is a leading provider of energy efficiency solutions. Our services include integrated energy engineering, consulting and implementation of solutions which enable our customers to reduce their facilities’ energy consumption, lower their operating and maintenance costs and reduce their carbon footprint. We focus on solutions which include lighting, mechanical and electrical upgrade services, water conservation, weatherization and renewable project development and implementation. We provide these solutions to the commercial and industrial markets, utilities, energy service companies (ESCOs) and the government sector across a wide range of facilities including high-rise office buildings, manufacturing plants, retail sites, mixed use complexes and large government sites. The company’s stock is traded on NASDAQ under the symbol LIME.  Additional information is available at the company’s website at www.lime-energy.com or by calling (704) 892-4442.

Conference Call Information

The company will hold a conference call with investors on Thursday, March 8th at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-866-783-2138 and entering passcode 44975640. International callers can dial 1-857-350-1597 and use the same passcode.

The call will be available for replay until June 8, 2012 by dialing toll free 1-888-286-8010 or 1-617-801-6888.  The replay will require use of passcode 44243768.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).

Lime Energy Investor Relations

Glen Akselrod, Bristol Capital Ltd.

Telephone 905-326-1888

E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.

Additional Information

A full analysis of the twelve-month period results are available in the Company’s Form 10-K for the period ended December 31, 2011, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.